EXHIBIT 99.1

SPS Commerce Reports Third Quarter 2020 Financial Results

Company delivers 79th consecutive quarter of topline growth, with 13% growth in recurring revenue over 2019

MINNEAPOLIS, Oct. 28, 2020 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the third quarter ended September 30, 2020.

Revenue was $79.6 million in the third quarter of 2020, compared to $70.9 million in the third quarter of 2019, reflecting 12% growth in revenue from the third quarter of 2019. Recurring revenue grew 13% from the third quarter of 2019.

Net income in the third quarter of 2020 was $11.4 million or $0.31 per diluted share, compared to net income of $8.9 million or $0.25 per diluted share, in the third quarter of 2019. Non-GAAP income per diluted share was $0.39 compared to non-GAAP income per diluted share of $0.33 in the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 increased 29% to $23.2 million compared to the third quarter of 2019.

“Trading partners across the retail supply chain continue to rely on SPS Commerce to streamline order fulfillment,” said Archie Black, President and CEO of SPS Commerce. “As consumer preferences for omnichannel shopping accelerate, we are well-positioned to help our customers increase efficiency and automation in a rapidly changing environment.”

“Recent trends in retail have accelerated the pace of EDI adoption. We expect this trend to continue as retailers and suppliers adapt and embrace e-commerce, driving demand for our fulfillment solution.” said Kim Nelson, CFO of SPS Commerce.

Guidance

For the fourth quarter of 2020, revenue is expected to be in the range of $80.0 million to $80.5 million. Fourth quarter net income per diluted share is expected to be in the range of $0.20 to $0.21 with fully diluted weighted average shares outstanding of approximately 36.5 million shares. Non-GAAP income per diluted share is expected to be in the range of $0.33 to $0.34. Adjusted EBITDA is expected to be in the range of $21.0 million to $21.5 million. Non-cash, share-based compensation expense is expected to be approximately $5.1 million, depreciation expense is expected to be approximately $3.5 million and amortization expense is expected to be approximately $1.4 million.

For the full year of 2020, revenue is expected to be in the range of $309.3 million to $309.8 million, representing approximately 11% growth over 2019. Full year net income per diluted share is expected to be in the range of $1.09 to $1.10 with fully diluted weighted average shares outstanding of approximately 36.2 million shares. Non-GAAP income per diluted share is expected to be in the range of $1.48 to $1.49. Adjusted EBITDA is expected to be in the range of $85.0 to $85.5 million, representing approximately 22% to 23% growth over 2019. Non-cash, share-based compensation expense is expected to be approximately $19.3 million, depreciation expense is expected to be approximately $13.0 million and amortization expense is expected to be approximately $5.4 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 3002119 at least 15 minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 90,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 79 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

Use of Non-GAAP Financial Measures
To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, investment income (interest income/expense, realized investments gain/loss excluding realized gain/loss from foreign currency on investments), income tax expense, stock-based compensation expense, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, realized loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period.  SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements
This press release contains forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world, our positioning for the future, our performance for the fourth quarter and full year of 2020, and any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy and our business prospects, all of which fall within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2019, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$208,930	$179,252
Short-term investments	52,300	34,284
Accounts receivable	34,048	33,001
Allowance for credit losses	(3,759)	(1,469)
Accounts receivable, net	30,289	31,532
Deferred costs	36,562	35,274
Other assets	8,927	11,279
Total current assets	337,008	291,621
PROPERTY AND EQUIPMENT, less accumulated depreciation of $58,629 and $50,574, respectively	25,053	23,752
OPERATING LEASE RIGHT-OF-USE ASSETS	14,092	15,744
GOODWILL	76,543	76,845
INTANGIBLE ASSETS, net	18,575	22,668
INVESTMENTS	2,476	—
OTHER ASSETS
Deferred costs, non-current	11,571	11,667
Deferred income tax assets	140	2,630
Other assets, non-current	2,228	2,513
Total assets	$487,686	$447,440
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,036	$4,274
Accrued compensation	19,374	22,303
Accrued expenses	6,042	6,207
Deferred revenue	35,582	31,463
Operating lease liabilities	4,355	3,783
Total current liabilities	70,389	68,030
OTHER LIABILITIES
Deferred revenue, non-current	2,693	2,851
Operating lease liabilities, non-current	16,725	20,085
Deferred income tax liabilities	2,939	1,193
Other liabilities, non-current	—	405
Total liabilities	92,746	92,564
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 and 55,000,000 shares authorized; 36,904,856 and 36,104,619 shares issued; and 35,291,606 and 34,863,271 outstanding, respectively	37	36
Treasury stock, at cost; 1,613,250 and 1,241,348 shares, respectively	(65,247)	(46,297)
Additional paid-in capital	382,992	354,115
Retained earnings	80,020	48,973
Accumulated other comprehensive loss	(2,862)	(1,951)
Total stockholders’ equity	394,940	354,876
Total liabilities and stockholders’ equity	$487,686	$447,440

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$79,557	$70,928	$229,322	$206,391
Cost of revenues	25,045	23,263	72,915	68,330
Gross profit	54,512	47,665	156,407	138,061
Operating expenses
Sales and marketing	19,233	16,937	56,143	52,404
Research and development	8,053	7,743	23,087	20,444
General and administrative	11,939	10,725	36,591	33,674
Amortization of intangible assets	1,333	1,327	3,985	3,897
Total operating expenses	40,558	36,732	119,806	110,419
Income from operations	13,954	10,933	36,601	27,642
Other income (expense)
Interest income, net	116	843	982	2,233
Other income (expense), net	307	(165)	308	28
Change in earn-out liability	—	22	(72)	366
Total other income, net	423	700	1,218	2,627
Income before income taxes	14,377	11,633	37,819	30,269
Income tax expense	2,970	2,692	5,703	5,719
Net income	$11,407	$8,941	$32,116	$24,550

Net income per share
Basic	$0.32	$0.26	$0.91	$0.70
Diluted	$0.31	$0.25	$0.89	$0.68

Weighted average common shares used to compute net income per share
Basic	35,295	35,015	35,133	34,966
Diluted	36,366	35,932	36,137	35,952

Per share amounts may not foot due to rounding.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities
Net income	$32,116	$24,550
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	4,324	5,360
Change in earn-out liability	72	(366)
Depreciation and amortization of property and equipment	9,474	8,143
Amortization of intangible assets	3,985	3,897
Provision for credit losses	4,198	2,429
Stock-based compensation	14,246	11,316
Other, net	(16)	(551)
Changes in assets and liabilities
Accounts receivable	(4,551)	(3,670)
Deferred costs	(1,129)	(151)
Other current and non-current assets	2,612	(820)
Accounts payable	1,357	181
Accrued compensation	(3,989)	(3,716)
Accrued expenses	(3)	(84)
Deferred revenue	3,961	4,929
Operating leases	(1,128)	(487)
Net cash provided by operating activities	65,529	50,960
Cash flows from investing activities
Purchases of property and equipment	(11,639)	(8,387)
Purchases of investments	(67,636)	(61,967)
Maturities of investments	47,300	55,225
Acquisitions of businesses and intangible assets, net of cash acquired	—	(11,500)
Net cash used in investing activities	(31,975)	(26,629)
Cash flows from financing activities
Repurchases of common stock	(18,950)	(14,966)
Net proceeds from exercise of options to purchase common stock	14,143	5,273
Net proceeds from employee stock purchase plan	1,645	1,155
Payment for earn-out liability	(688)	—
Net cash used in financing activities	(3,850)	(8,538)
Effect of foreign currency exchange rate changes	(26)	75
Net increase in cash and cash equivalents	29,678	15,868
Cash and cash equivalents at beginning of period	179,252	133,859
Cash and cash equivalents at end of period	$208,930	$149,727

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$11,407	$8,941	$32,116	$24,550
Depreciation and amortization of property
and equipment	3,198	2,819	9,474	8,143
Amortization of intangible assets	1,333	1,327	3,985	3,897
Investment income, net	(107)	(843)	(1,079)	(2,233)
Income tax expense	2,970	2,692	5,703	5,719
Stock-based compensation expense	4,893	3,147	14,246	11,316
Realized gain from foreign currency on cash and investments held	(559)	-	(686)	-
Other	103	(22)	257	(483)
Adjusted EBITDA	$23,238	$18,061	$64,016	$50,909

Net income	$11,407	$8,941	$32,116	$24,550
Stock-based compensation expense	4,893	3,147	14,246	11,316
Amortization of intangible assets	1,333	1,327	3,985	3,897
Realized gain from foreign currency on cash and investments held	(559)	-	(686)	-
Other	103	(22)	257	(483)
Income tax effects of adjustments	(2,929)	(1,606)	(8,841)	(5,972)
Non-GAAP income	$14,248	$11,787	$41,077	$33,308

Shares used to compute non-GAAP income per share
Basic	35,295	35,015	35,133	34,966
Diluted	36,366	35,932	36,137	35,952

Non-GAAP income per share
Basic	$0.40	$0.34	$1.17	$0.95
Diluted	$0.39	$0.33	$1.14	$0.93

Per share amounts may not foot due to rounding.

SPS-F